CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 27, 2010 and April 28, 2010, with respect to all other Funds listed , relating to the financial statements and financial highlights, which appear in the February 28, 2010 Annual Report to Shareholders of JPMorgan Emerging Markets Debt Fund, JPMorgan Real Return Fund, JPMorgan Strategic Income Opportunities Fund, JPMorgan Total Return Fund, JPMorgan California Tax Free Bond Fund, JPMorgan Intermediate Tax Free Bond Fund, JPMorgan New York Tax Free Bond Fund, JPMorgan Prime Money Market Fund, JPMorgan Federal Money Market Fund, JPMorgan 100% U.S. Treasury Securities Money Market Fund, JPMorgan Tax Free Money Market Fund, JPMorgan California Municipal Money Market Fund, JPMorgan New York Municipal Money Market Fund and JPMorgan Tax Aware High Income Fund which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

June 28, 2010